Exhibit 10.21


                            CERTIFICATE OF INTEREST
                             OF JULIAN BRODSKY UNDER
                            THE COMCAST CORPORATION
                    UNFUNDED PLAN OF DEFERRED COMPENSATION
                   -----------------------------------------



     Comcast Corporation, a Pennsylvania corporation (the "Company"), has established an unfunded plan of deferred compensation (the "Plan") pursuant to which certain future benefits will be provided for Julian Brodsky (the "Participant") should he remain in the employ of the Company, as herein-after set forth.

     1.  PLAN BENEFITS
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     (a)(1) If Participant remains without interruption in the employ of the
Company as a full-time employee from the Effective Date of the Plan until attainment of age 65, he shall be entitled to a benefit hereunder, commencing upon his termination of employment at or after attaining age 65, in the amount of $3O,OOO per year for a period of 15 years.

     (2)In the event of the death of Participant during the 15 year period in which the benefit described in the preceding Section 1(a) (1) is payable, the remaining benefit payments to which the Participant was entitled shall be paid to his designated beneficiary or beneficiaries for the remainder of said 15 year period on


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the same basis as that on which the payments were made to participant prior to his death.

     (b)(1) In the event Participant leaves the employ of the Company (other than by reason of a termination of employment entitling the Participant to a benefit pursuant to Section 1(a) of the Plan), whether voluntarily or involuntari1y (including, for this purpose, the death of Participant), after having completed at least three Full years of Uninterrupted Future Service (as defined in Section 1(b)(6)),he shall be entitled to receive a benefit, commencing upon his attainment of age 65, computed by

               (A)multiplying his Vesting Percentage (as determined under the Vesting Schedule of Section 1(b) (4)) as of the date of his termination of employment, by

               (B)his Accrued Benefit (determined in accordance with the provisions of Section 1(b)(5)) as of the date of his termination of employment,

               (C)which product of (A) and (B) shall then be credited with interest compounded annually at the rate of 6% per year from the date of termination of employment until the day before the first benefit installment payment is made.

The amount so computed under Sections 1(b)(1)(A)-(C) shall

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be paid over a 15 year period in equal installments of principal and interest with interest compounded annually at the rate of 6% per year on the unpaid balance.


     (2)If Participant dies prior to attaining age 65, otherwise entitled to receive a benefit under Section 1(b), the beneficiary or beneficiaries designated by the Participant shall receive said benefit, computed in the manner prescribed by Section 1(b) (1). The payment of his benefit shall commence not later than 90 days after the date of Participant's death. The benefit described in this Section 1(b)(2) shall be paid over a 15 year period in equal installments of principal and interest, with interest compounded annually at the rate of 6% per year on the unpaid balance; provided, however, that the Executive Committee of the Company's Board of Directors may, upon request by a beneficiary but in its sole discretion, direct that said benefit be paid in the form of a lump sum.

     (3)In the event of the death of Participant during the 15 year period in which a benefit described in Section 1(b)(1) is payable, the remaining benefit installment payments to which the Participant was entitled pursuant to Section 1(b)(1) shall be paid to his designated beneficiary or beneficiaries for the remainder of said 15 year period on the same basis as that on which the benefit installment payments were made to Participant prior to his death.


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     (4)For purposes of Section 1(b), the Vesting Percentage of Participant
shall be as follows:

FULL YEARS OF UNINTERRUPTED                                 VESTING
FUTURE SERVICE                                            PERCENTAGE
---------------------------                               ----------

Less than 3 Years                                                0%
3-5 Years                                                       30%
6-9 Years                                                       60%
10 Years or More                                               100%

     (5) For purposes of Section 1(b), the Accrued benefit of Participant shall mean the total amount credited to the book account of Participant as of any date of reference, computed in accordance with the provisions of this Section 1
(b)(5). Participant's account shall be credited by book entry as of the last day of any Full Year of Uninterrupted Future Service of the Participant in the amount of $7,300. Each amount credited to the book account of Participant in accordance with the preceding sentence shall further be credited with interest compounded annually at the rate of 6% per year, commencing with the date as of which such amount is credited to Participant's account.

     (6) For purposes of Section 1(b), the term "Full Year of Uninterrupted Future Service" means a twelve month period, measured from the Effective Date of the Plan and anniversaries thereof, during which Participant was employed on a full-time basis by the Company or one of its



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subsidiaries; provided however, that employment by Participant after attaining age 65 shall not count as service hereunder. Temporary illness or an authorized leave of absence shall not be deemed to interrupt a Participant's Years of Uninterrupted Future Service.

     (c) Participant shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which Participant would otherwise be entitled hereunder but for his death prior to the complete distribution of such benefit, by filing a written designation with the Executive Committee of the Board of Directors of the Company on the form prescribed by the Executive Committee. Participant may thereafter designate different beneficiaries at any time by filing a new written designation with the Executive Committee. The consent of the beneficiary shall not be required for any revocation or change of designation of beneficiary.

     d)Benefits payable under this Plan shall be paid on a monthly basis.


     2.  BOOK ACCOUNTS
         -------------

     (a) The Company shall establish and maintain a book account in the name of Participant and shall credit such account by book entry with the amounts accruing to the benefit of Participant, as provided in Section 1(b)(5).


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No funds shall at any time be segregated into the account of Participant or set aside in any other manner whatsoever for his benefit.

     (b) At all times, the account of Participant shall merely represent a general obligation of the Company. Participant shall be a general creditor of the Company with respect to this obligation, and shall not have or be deemed to have a secured or otherwise preferred position with respect thereto. Nothing contained herein shall be deemed to create an escrow, trust, custodial account, fiduciary relationship, or funded arrangement of any kind.

     3.  ADMINISTRATION OF THE PLAN
         --------------------------

     (a) The Administrator (within the meaning of the Employee Retirement Income Security Act of 1974) shall file with the Secretary of Labor all notices and other information required under ERISA. The Administrator of this Plan shall be the Executive Committee of the Board of Directors of the Company.

     (b) The Executive Committee (hereinafter referred to as the "Committee") shall have the authority to control and manage the operation and administration of the Plan, and shall be the agent of the Plan for purposes of receiving service of legal process.

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     (c) The Committee shall keep complete records for the administration of the
Plan, promulgate rules and regulations for administration of the Plan consistent with the terms and provisions of the Plan, interpret the Plan, determine any questions of fact arising under the Plan, and make all decisions required by the Plan. The construction thereof and any actions and decisions taken thereon in good faith by the Committee shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

     (d)If, pursuant to rules, regulations or other interpretations of the Plan, the Committee denies the claim of Participant or of a beneficiary for benefits under the Plan, the Committee shall provide written notice settinq forth in a manner calculated to be understood by the claimant:

               (i)the specific reasons for such denial;

               (ii)the specific reference to the Plan provisions on which the denial is based;

               (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed;

               (iv) an explanation of the Plan's claim review procedure.


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If a claim for benefits by Participant or by a beneficiary has been denied, the
Participant or beneficiary may request review by the Committee of the denied claim by notifying the Committee in writing within sixty days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing.


     4.  LIMITATION OF RIGHTS
         --------------------

     Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefit shall be construed as giving Participant, beneficiary, or any person whomsoever, any legal or equitable right against the Company, its subsidiaries, or the Committee, unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan; or as giving Participant the right to be retained in the service of the Company or its subsidiaries, and Participant shall remain subject to discharge to the same extent as if the Plan had never been adopted.


     5.  EFFECTIVE DATE
         --------------

The Effective Date of the Plan shall be March 24, 1977.



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